1 Third Quarter 2022 Shareholder Letter

“We are pleased with our third quarter results, especially noting stronger than expected sales exiting September, a trend that’s continued into October. We grew Total revenue 17.5% year-over-year to $227.8 million; Average weekly sales outperformed historical seasonality at $73,000; same-Shack sales grew 6.3% year-over-year with 2.9% traffic growth. Shack-level operating profit margin was 16.3%. Despite macro challenges and construction delays, we opened 8 new Company-operated and licensed Shacks in the third quarter and 11 in the fourth quarter-to-date, and we have 35 Company-operated Shacks under construction today,” said Chief Executive Officer, Randy Garutti. “Our recent sales performance outpaced our expectations, and our guests are trading up into our premium offerings. To address continued inflationary pressures, we raised our menu prices by 2% to 10% across price tiers (blended 5% to 7% price) in mid-October. While it is still early, initial results are encouraging. The macro- economic backdrop remains uncertain, and we are contemplating a wide range of scenarios when planning our G&A and capex investments. We remain focused on improving our profitability and investing for our long-term sustainable sales growth,” said Chief Financial Officer, Katherine Fogertey. Third quarter 2022 highlights, year-over-year: • Total revenue grew 17.5% to $227.8m. • Shack sales grew 17.4% to $219.5m. • Licensing revenue grew 20.1% to $8.3m. • System-wide sales grew 18.3% to $353.2m. • Average weekly sales (AWS) of $73k, down 4% quarter-over-quarter. • Same-Shack sales (SSS) grew 6.3%. • Urban SSS grew 10.9% and suburban SSS grew 2.2%. • Operating loss of $4.8m. • Shack-level operating profit margin1 of 16.3% of Shack sales. • Net loss of $2.3m. • Adjusted EBITDA1 of $19.5m, up 23.5%. • Net loss attributable to Shake Shack Inc. of $2.0m, or a loss of $0.05 per share. • Adjusted pro forma net loss1 of $2.3m, or a loss of $0.06 per fully exchanged and diluted share. • Opened 2 new domestic Company-operated Shacks. Opened 6 new licensed Shacks, including locations in China and Korea. Q 3 2 0 2 2 H I G H L I G H T S System-wide Sales $353.2m 18.3% growth year-over- year. Same-Shack Sales (SSS) Growth +6.3% Accelerated throughout the quarter and into October. Shack-level Operating Profit Margin1 16.3% Impacted by continued inflationary pressures. 2 B U S I N E S S O V E R V I E W 1. Shack-level operating profit, Adjusted EBITDA and Adjusted pro forma net income (loss) are non-GAAP measures. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter.

$72K $74K $68K $76K $73K 3Q21 4Q21 1Q22 2Q22 3Q22 42% 42% 43% 38% 36% 0% 10% 20% 30% 40% 50% 60% 70% $40M $50M $60M $70M $80M $90M $100M 3Q21 4Q21 1Q22 2Q22 3Q22 $30M $32M $30M $42M $36M 15.8% 16.4% 15.2% 18.8% 16.3% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 3Q21 4Q21 1Q22 2Q22 3Q22 $194M $203M $203M $231M $228M 3Q21 4Q21 1Q22 2Q22 3Q22 350 369 382 395 402 3Q21 4Q21 1Q22 2Q22 3Q22 $299M $314M $310M $352M $353M 3Q21 4Q21 1Q22 2Q22 3Q22 1. Digital sales include sales made through the Shake Shack mobile application, Shake Shack website, and delivery partners. It does not include sales through kiosks that are located inside Shacks. Digital sales and digital sales mix are key metrics and fiscal 2022 excludes the $1.3m cumulative catch-up of gift card breakage, recognized in Shack sales in 1Q22. 2. Shack-level operating profit and Shack-level operating profit margin are non-GAAP measures. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. Total Revenue Digital Sales1 $ Shack-level Operating Profit2 Average Weekly Sales (AWS) System-wide Shack Count System-wide Sales Q 3 2 0 2 2 H I G H L I G H T S A W S O U T P E R F O R M E D S E A S O N A L I T Y , L E D B Y S T R O N G S E P T E M B E R T R A F F I C G R O W T H I N U R B A N M A R K E T S % label indicates digital mix of sales % label indicates Shack-level operating profit margin2 3

4 TO O U R S H A R E H O L D E R S Our third quarter sales performance was strong. Average weekly sales outperformed historical seasonality and our same-Shack sales were led by urban centers including New York City, Boston, and Washington, D.C. We retained our sales in suburban markets and a large portion of our digital business. Shake Shack has above average exposure to high income consumers relative to traditional fast food, and we continue to see stronger trends from these guests. Our success in menu innovation is seen with higher attach rates for cold beverage and the success of our recent Hot Ones™ LTO. Shack-level operating profit margin was 16.3% in the third quarter, with impacts from inflationary pressures on food and paper, wages, utilities, and more. In mid-October, we raised menu prices from 2% to 10% across price tiers, for a blended 5% to 7% increase. Even with this increase, the average ShackBurger – made with our non-hormone premium beef – fries and drink is below $14, and an attractive value compared to other lunch and dinner options. While our sales have continued to grow, we are not staffed to optimal levels, which is impacting our ability to be open full hours consistently in all channels. It is also weighing on our throughput. Investments in our Team Members and added training and retention initiatives are a key priority, as is streamlining work in the Shacks. As one example, we are bringing digital kiosks, our highest margin channel, to all Shacks by the end of 2023. Delays from permitting and equipment availability have pressured our development schedule and our sales growth in 2022. We expect to open 35 to 40 Company-operated Shacks this year and are planning for about 40 new openings in 2023. We have 35 new Company-operated Shacks under construction today across a variety of formats, including 9 drive-thrus. While recent sales trends have been encouraging, we remain mindful of potential macroeconomic risks and are considering a wide range of potential scenarios when planning our G&A and capex investments over the coming months. We are strategically investing for our long-term growth potential, and are focused on growing sales, Shack-level operating profit margin and Adjusted EBITDA. November 3, 2022 Shake Shack will host a conference call at 8:00 a.m. ET, accessible live over the phone by dialing (877) 407-0792, or for international callers by dialing (201) 689-8263. A replay of the call will be available until November 10, 2022 by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13732788. The live audio webcast of the conference call will also be accessible in the Events & Presentations section on the Company's Investor Relations website at investor.shakeshack.com. Nat Diego Fry Bar in San Diego

AWS DRIVEN BY TRAFFIC GROWTH

Third quarter AWS[1] was $73k with year-over-year growth led by in-Shack traffic. For most of the quarter, results were in-line with historical seasonality, and we faced similar impacts as last quarter around consumer mobility and macro-driven pressures to low-income consumer spending. Later in the quarter, consumer mobility improved – driven by our urban centers – leading September AWS to outperform historical seasonality.

October AWS was $73k, outperforming historical seasonality, supported by our mid-month price increase. Many of the factors that drove our performance in September continued into October.

AWS OUTPERFORMED SEASONALITY IN Q3, LED BY URBAN STRENGTH IN SEPTEMBER


Q3 2022 AWS $73K
$72K
$72K
$74K
$71K
$68K
$76K
$75K
$75K
$71K
$73K
Total YoY Shack Sales Growth
103%
48%
38%
44%
31%
23%
15%
18%
18%
18%
Second Quarter 2021
Third Quarter 2021
Fourth Quarter 2021[2]
Full Year 2021[3]
First Quarter 2022
Second Quarter 2022
Fiscal July 2022
Fiscal August 2022
Fiscal September 2022
Fiscal October 2022


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Cow Hollow, CA

1. Average weekly sales (AWS) is a key metric. First quarter 2022 AWS excludes the $1.3m cumulative catch-up of gift card breakage income.
2. Fourth Quarter 2021 total YoY Shack sales increase excludes the impact of the 53rd fiscal accounting week in 2020 and compares the thirteen weeks from September 30, 2021 through December 29, 2021 to the thirteen weeks from September 24, 2020 through December 23, 2020.
3. Full Year 2021 total YoY Shack sales increase excludes the impact of the 53rd fiscal accounting week in 2020 and compares the fifty-two weeks from December 31, 2020 through December 29, 2021 to the fifty-two weeks from December 26, 2019 through December 23, 2020.

5

SAME-SHACK SALES (SSS)

URBAN & SUBURBAN SSS[1,2] % VERSUS PRIOR YEAR


Third Quarter 2021
Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022
Third Quarter 2022
Urban SSS%
Total SSS %
Suburban SSS %
34%
25%
17%
33%
21%
12%
19%
10%
4%
19%
10%
3%
11%
6%
2%

Same-Shack sales grew 6.3% in the third quarter versus 2021, supported by 2.9% traffic growth and 3.4% price/mix. We maintained mid-single digit price in the quarter. Our performance was led by our in-Shack channel, which skews to more single orders. Additionally, across all channels, more guests are ordering in smaller groups and single orders compared to 2020 and 2021. Adjusting for this dynamic, items per check trends in cold beverage, fries and shakes remained strong.

- Our urban SSS grew 11% in the third quarter. Trends for most of the quarter were in-line with expectations. After Labor Day, urban centers posted strong traffic trends compared to recent years. Shacks in urban transit centers performed especially well, generating more than 60% SSS growth in the quarter, an acceleration from the second quarter.
- Suburban SSS grew 2% in the third quarter with momentum building throughout the quarter. Sales in our suburban Shacks were more impacted from staffing pressures compared to our urban Shacks.

October SSS grew 8.3% versus 2021, with performance led by price and urban market traffic. We raised menu prices between 2% and 10% across price tiers, for a blended 5%-7% in mid-October.

REGIONAL SSS[1,2] % VERSUS PRIOR YEAR


Third Quarter 2021
Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022
Third Quarter 2022
49%
36%
34%
31%
18%
10%
23%
18%
7%
4%
3%
0%
NYC (incl. Manhattan)
Manhattan
Northeast
South
Midwest
West

1. Same-Shack sales, or "SSS", and same-Shack sales growth are key metrics. First quarter 2022 excludes the $1.3m cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales in 1Q22.
2. As a reminder, SSS excludes the impact of closures that are two days or more, but one day closures and the impact of operating with fewer hours are not excluded.

6

DEVELOPMENT UPDATES

We opened two Company-operated Shacks in the third quarter and four more already in the fourth quarter-to-date. Permitting, inspection, construction postponements, equipment availability and other items continue to impact new Shacks openings. We still plan to open 35 to 40 Shacks this year, tracking near the low end of the range, and are now targeting to open around 40 Shacks next year. Our pipeline is strong, and we have 35 Shacks under construction today.

We anticipate build costs to rise by 10% to 15% this year and are planning for higher build costs in 2023. A portion of this is related to higher inflation in construction expenses, and we are spending more on our initial drive-thrus as we test and learn more about this format. We are focused on improving on our design and construction to optimize sales, throughput, and build costs while streamlining Shack models that look and feel better than ever.

Our new drive-thru formats present exciting opportunities to open our addressable market and drive guest frequency. We currently expect about 9 -10 to be in operation by the end of this year, and at least 10 to 15 more in 2023.


SHAKE SHACK
SHAKE SHACK
drive thru
CLEARANCE 9'-0"
Rosedale Center, MN Drive-Thru – Coming Soon


SHAKE SHACK
Baton Rouge, LA Drive-Thru – Coming Soon


SHAKE SHACK
SHAKE SHACK
Walnut Creek, CA – Coming Soon

7

BULIDING GREAT GUEST EXPERIENCES WITH DIGITAL IN AND OUT OF THE SHACK

Our digital investments today are building integration across our channels so we can better communicate with our guests, however they wish to visit us.

Our Digital Evolution drives higher retention and spend:

- Our digital guests spent on average 25% more per visit than non-digital guests in the third quarter, and digital sales mix was 36%.[1]
- We are focused on leveraging our 4.5m app purchasers with targeted messages, driving strong engagement and enabling us to re-target users based on purchase behavior.
- Our digital exclusive offers have driven a boost in app installs and strong participation from our existing digital guests. Key promotions in the quarter included daypart opportunities and the launch of Limited Time Offerings.

Bringing Kiosks to nearly all Shacks by end of 2023:

- Currently, about half of our Shacks have kiosks and we have committed to retrofitting all Shacks with kiosks by the end of 2023. We expect to make significant progress on our goal in early 2023.
- Our kiosk channel is our highest profit margin channel and highest in-Shack check. We find Shacks with kiosks have better labor utilization rates than Shacks without kiosks.



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DIGITAL SALES[1] MIX



In-Shack Sales $
Digital Sales $
% Label indicates digital mix of sales
42%
42%
43%
38%
36%
Third Quarter 2021
Fourth Quarter 2021
First Quarter 2022
Second Quarter 2022
Third Quarter 2022



Beverly Hills, CA

1. Digital sales includes sales made through the Shake Shack mobile application, Shake Shack website, and delivery partners. It does not include sales through kiosks that are located inside Shacks. Digital sales and digital sales mix are key metrics and in 1Q22 exclude the $1.3m cumulative catch-up of gift card breakage, recognized in Shack sales in 1Q22.

8

LICENSED BUSINESS GROWTH

TOTAL LICENSING SALES[1] ROSE NEARLY 20% YOY

	Third Quarter 2021	Fourth Quarter 2021[2]	First Quarter 2022	Second Quarter 2022	Third Quarter 2022
Total Licensing Sales	$111.6M	$118.4M	$112.8M	$128.6M	$133.7M
YoY Licensing Sales Growth	61%	50%	45%	28%	20%
New Shack Openings	8	6	6	8	6

Our third quarter Licensing revenue was $8.3m, growing 20.1% year-over-year. Licensing sales grew 19.8% year-over-year to $133.7m.

Our licensing business benefited from strong performance across domestic and select international markets, as well as strong performance from the class of 2022 and 2021.

Today we have 177 licensed Shacks globally, including 7 licensed openings in the fourth quarter-to-date. We expect to open 27 to 30 licensed Shacks in 2022, and 25 to 30 more in 2023.

In the third quarter, over 80% of our licensing sales were in foreign currencies, which were disadvantaged as the USD appreciated. We have factored in moderate USD appreciation into our fourth quarter licensing guidance.


Manila, Philippines


SHAKE SHACK
Chengdu, China

July
- Smithsonian Hazy Center, Chantilly, VA*
- Molly Pitcher Travel Plaza, Cranbury, NJ*
- Taikoo Li, Chengdu, China

August
- Qibao Vanke, Shanghai, China
- BNA Intl Airport, Nashville, TN*

September
- Jamsil, Seoul, Korea
- Mitikah, Mexico City, Mexico

October
- Junius Ponds Travel Plaza, Phelps, NY*
- Junction 8, Singapore
- Mall of Asia, Manila, Philippines
- Universal Studios, Osaka, Japan

November
- IND Intl Airport, Indianapolis, IN*
- MCO Intl Airport, Orlando, FL*

1. Total licensed sales is an operating measure and consists of sales from domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees.
2. Fourth quarter 2021 total licensing sales YoY growth excludes the favorable $7.0m impact of the 53rd fiscal accounting week in the fourth quarter 2020.

9

10 S H A C K - L E V E L O P E R A T I N G P R O F I T Shack-level operating profit1 of $35.8m grew 21.0% year-over-year and represents a 16.3% margin. Third quarter margin included an incremental 100 bps impact from higher utilities, elevated costs to maintain our Shacks and equipment, and the impact of supporting recent openings. Beef prices were a benefit in the quarter, but the remainder of the food items in our basket was up mid-teens percent year-over-year. As a reminder, our second quarter Shack-level operating profit margin of 18.8% included a ~40 bps benefit from leadership retreat sponsorship credits. We plan for continued investments in our teams and expect high single-digit blended food and paper inflation to persist in the fourth quarter and expect inflation to remain into 2023. In mid-October, we raised our menu prices by 2% to 10% across price tiers and channels (blended 5%-7%) to maintain high-single digit pricing. Our new Shacks tend to take several months to reach full operating efficiency. As such, we expect modest ongoing pressure to our Shack-level operating profit margins for the next several quarters as we work through a heavy schedule of new Shack openings. The components of our Shack-level costs (covered in more detail in the following pages) are as follows: • Food and paper costs were 30.9% of Shack sales. • Labor and related expenses were 29.4% of Shack sales. • Other operating expenses were 15.5% of Shack sales. • Occupancy and related expenses were 7.9% of Shack sales. 1. Shack-level operating profit is a non-GAAP measure. A reconciliation to the most directly comparable financial measure presented in accordance with GAAP is set forth in the financial details section of this Shareholder Letter. First quarter 2022 Shack-level operating profit includes the $1.3m gift card breakage income cumulative catch-up. The benefit from the cumulative catch-up resulted in a 0.5% increase to first quarter 2022 Shack-level operating profit margin. Beverly Hills, CA $30M $32M $30M $42M $36M 3Q21 4Q21 1Q22 2Q22 3Q22 Shack-level Operating Profit1 ($) 15.8% 16.4% 15.2% 18.8% 16.3% 3Q21 4Q21 1Q22 2Q22 3Q22 Shack-level Operating Margin1 (%) Shack-level Operating Profit grew 21.0% year-over-year

SHACK-LEVEL OPERATING PROFIT
FOOD & PAPER COSTS

Food and paper costs were 30.9% of Shack sales in the third quarter, down 10 bps year-over-year. As a reminder, the second quarter food and paper costs as a % of Shack sales had a ~40 bps benefit from credits related to our leadership retreat.

While beef prices were deflationary in the quarter, blended food and paper inflation still rose high single-digits year-over-year, led by dairy, fries & fryer oil, and paper & packaging. We are pleased with higher cold beverage attach rates given more favorable margin versus our average food costs, offsetting some other COGS inflation year-over-year and quarter-over-quarter.


COGS as a % of Shack Sales
31.0%
31.0%
30.4%
29.6%
30.9%
3Q21
4Q21
1Q22
2Q22
3Q22

We expect blended food and paper costs to rise by high single-digits % year-over-year in the fourth quarter and FY2022. While we expect to continue to see deflation in beef in 4Q, we anticipate mid teens inflation in the rest of our basket. This includes our expectation that dairy,[1] fries, and fryer oil costs will increase ~25% in the fourth quarter. To combat the persisting elevated cost environment, we implemented a blended 5% - 7% menu price increase in mid-October. This tactical price increase was necessary to maintain profitability.

Food and Paper Inflationary Pressures				
Commodities	Basket Range	Q3 2022 YoY Inflation	Q4 2022 YoY Inflation Outlook*	FY2022 YoY Inflation Outlook*
Beef	~ 25% to 30%	- HSD %	- HSD to - MSD %	Flat to - LSD %
Total Food[2]	~ 90%	+ HSD %	+ HSD %	+ HSD %
Paper and Packaging	~ 10%	+ ~20%	+ LDD %	+ Mid Teens %
Blended Food & Paper	100%	+ HSD %	+ HSD %	+ HSD %

Our basket can change due to product and sales channel mix. Additionally, we do not contract many components of our basket, and those that we do have different contracted periods throughout the year. We are providing our current expectations for our basket; however, the blended weight and the individual components are subject to change for a variety of reasons.



1. Dairy includes butter, cheese, custard, and milk.
2. Total Food includes food and beverage.

11

SHACK-LEVEL OPERATING PROFIT
LABOR, OTHER OPEX & OCCUPANCY

Labor and related expenses ("Labor") was 29.4% of Shack sales in the third quarter, down 170 bps year-over-year. We proudly invest in our team members and have raised average starting wages by more than 20% since 2019, and expect to make continued investments in our team members in 2023. We now offer tips to our team members across all channels at nearly all Company-operated Shacks. However, the staffing environment remains challenging with high hourly turnover. This dynamic has negatively impacted overall staffing levels, efficiency, and in some cases, channels and hours of operation.

Labor as a % of Shack Sales


31.1%
29.6%
30.7%
29.5%
29.4%
3Q21
4Q21
1Q22
2Q22
3Q22

Other Opex as a % of Shack Sales


14.2%
14.9%
15.4%
14.6%
15.5%
3Q21
4Q21
1Q22
2Q22
3Q22

Other operating expenses ("Other opex") was 15.5% of Shack sales in the third quarter, up 130 bps year-over-year, driven primarily by higher utilities, R&M, and cleaning costs. In addition to these elevated inflationary pressures in other operating expenses, a heavy NSO schedule (expecting to open more than 20 Shacks in the fourth quarter) has the potential to weigh on this expense line in coming quarters. In the fourth quarter, we expect Other opex to be at a similar percentage of Shack sales. Where staffing is challenging, we are incurring additional T&E expense as we are leveraging managers from other locations to support recent Shack openings.

Occupancy and related expenses ("Occupancy") was 7.9% of Shack sales in the third quarter. Occupancy % increased quarter-over-quarter primarily driven by sales deleverage, as third quarter sales were seasonally softer relative to the second quarter.

Occupancy as a % of Shack Sales


7.8%
8.1%
8.3%
7.5%
7.9%
3Q21
4Q21
1Q22
2Q22
3Q22


SHAKE SHACK

Birmingham, AL

12

ADDITIONAL EXPENSES & ADJUSTED EBITDA[1]

G&A Expenses


$21M
$26M
$31M
$25M excl. legal expense
$29M
$28M excl. legal expense
$27M
3Q21
4Q21
1Q22*
2Q22*
3Q22

* We incurred $6.75m legal expense in 1H22, which we exclude from our FY22 guidance range of $111m-$113m.

Third quarter General and Administrative ("G&A") expenses were $26.6m. G&A increased year-over-year primarily to support our teams and the 35-40 expected Shack openings this year. We have taken a more moderate approach to our G&A investments in the second half of 2022.

Depreciation and amortization expense and Pre-opening costs are reflective of inflationary pressures and our development schedule. We are experiencing longer lead times to open restaurants, which is impacting pre-opening expense.

Depreciation and Amortization Expense


$15M
$16M
$17M
$18M
$19M
3Q21
4Q21
1Q22
2Q22
3Q22

Pre-opening Costs


$3M
$5M
$3M
$3M
$3M
3Q21
4Q21
1Q22
2Q22
3Q22

Adjusted EBITDA grew 23.5% year-over-year to $19.5m, or 8.6% of Total revenue. EBITDA adjustments for Q3 2022 totaled $4.2m, consisting of (i) equity-based compensation of $3.5m, (ii) impairments & disposals of $0.6m, (iii) amortization of software implementation costs of $0.4m, and (iv) deferred lease costs of ($0.3m).

Adjusted EBITDA


$16M
$12M
$10M
$22M
$20M
3Q21
4Q21
1Q22
2Q22
3Q22



1. Adjusted EBITDA is a non-GAAP measure. A reconciliation to the most directly comparable financial measures presented in accordance with GAAP are set forth in the financial details section of this Shareholder Letter.

13

FINANCIAL OUTLOOK

Fiscal fourth quarter and fiscal year 2022 and fiscal year 2023 guidance is derived from preliminary, unaudited results, based on information currently available to the Company. While the Company believes these estimates are meaningful, they could differ from the actual results that the Company ultimately reports in its Annual Report on Form 10-K for the fiscal year ended December 28, 2022.

Q4 2022 Guidance

Total revenue	$233.2m-$238.7m
Shack sales	$225.0m-$230.0m
Licensing revenue	$8.2m-$8.7m
Same-Shack sales versus 2021	Mid single-digits %
Shack-level operating profit margin	16.0%-18.0%

FY 2022 Guidance

Domestic Company-operated openings	35-40
Licensed openings	27-30
General and administrative expenses	$111m to $113m[1,2]
Equity-based compensation	Approximately $13m
Depreciation and amortization expense	$70m to $75m
Pre-opening costs	$15m to $17.5m
Adjusted Pro Forma Tax Rate	30%-32%

FY 2023 Guidance

Domestic Company-operated openings	Approximately 40
Licensed openings	25-30

1. Excludes a $6.0m legal expense in the first quarter and a $750k legal expense in the second quarter. Including the legal expense, our guidance is $117.8m-$119.8m.
2. Guidance includes approximately $12m of the approximately $13m total Equity-based compensation.

These forward-looking projections are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from these projections. Factors that may cause such differences include those discussed in the Company's Form 10-K for the fiscal year ended December 29, 2021, and our Cautionary Note On Forward-Looking Statements herein.

These forward-looking projections should be reviewed in conjunction with the condensed consolidated financial statements and the section titled "Cautionary Note Regarding Forward-Looking Statements" which form the basis of our assumptions used to prepare these forward-looking projections. You should not attribute undue certainty to these projections, and we undertake no obligation to revise or update any forward-looking information, except as required by law.



14

OUR GUEST EXPERIENCE RULES!

CLOSING SUMMER WITH A HOT FINISH

We have been busy in our Innovation Kitchen cooking up exciting culinary treats for our guests. We are always innovating our menu offerings to improve the guest experience. We continue to test a new non-dairy chocolate shake and will be testing a new version of our Veggie Shack burger at about 30 Shacks towards the end of this year.

We are uplifting our culinary program with Limited Time Offerings (LTOs) and buzz-worthy collaborations that drive engagement with new and existing guests. Recent LTOs featured:

- Hot Ones™ Collaboration: Spicy Bacon Burger, Spicy Bacon Chicken, and Spicy Bacon Cheese Fries.
- Fall Shakes: Apple Cider Donut, Pumpkin Patch, and Choco Salted Toffee.
- Fall/Winter Lemonade Trio: Yuzu Orange Cider, Harvest Berry Lemonade, and Concord Grape Punch.
- Current Holiday Shakes: Christmas Cookie, Chocolate Milk & Cookies, and Chocolate Peppermint Shake.

We collaborated with partners at local events and select Shacks to develop exclusive experiences:

- Shack Jams: Partnered with Sofar Sounds, turning five Shacks into a concert venue hosting 400+ guests.
- Burgers + Brews: Partnered with Wynwood Brewing to offer a pairing menu featuring Wynwood brews.
- Ping Pong 4 Purpose: Partnered with our Dodger's Stadium Shack for a celebrity charity event.
- Yappy Hour: Celebrated International Dog Day with a "Pooch-inis" picnic at Madison Square Park.


HOT ONES


HAKE SHACK
BALL CLUB



15

16 GUEST QU TES “These were quite possibility the most delicious sandwiches I’ve ever eaten. I go to bed thinking about this experience…” via Instagram “oh wow @shakeshack just destroyed the competition with their Hot Ones menu! 🔥🔥” via Twitter “The @shakeshack Hot Ones chicken sandwich is the Fast Food Item Of The Year, and I don't think it's even close. Rich. Hot. Decadent. Perfectly spicy.” via Twitter “The hot ones collaboration was amazing! First time to Shake Shack and I’ll 100% be coming back.” via Twitter “The hot ones chicken sandwich needs to be a permanent menu option” via Twitter “omg yesss huge fan of Shake Shack and hot ones, this is the best collab ever, you guys are awesome🔥🔥 ” via Instagram TM

Financial Details

C A U T I O N A RY N O T E O N F O R WA R D - L O O K I N G S TAT E M E N T S 18 This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA"), which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact included in this presentation are forward-looking statements, including, but not limited to, the Company's strategic initiatives, expected financial results and operating performance for fiscal 2022, expected development targets, including expected Shack construction and openings, expected same-Shack sales growth, average weekly sales and trends in the Company’s operations, the expansion of the Company’s delivery services and store format evolution and expansion, the Company’s digital investments and strategies, 2022 guidance, and statements relating to the impact of COVID- 19. Forward-looking statements discuss the Company’s current expectations and projections relating to its financial position, results of operations, plans, objectives, future performance and business. You can identify forward- looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "future," "intend," "outlook," "potential," "preliminary," "project," "projection," "plan," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other similar expressions. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. Some of the factors which could cause results to differ materially from the Company’s expectations include the continuing impact of the COVID-19 pandemic, including the potential impact of any COVID-19 variants, the Company's ability to develop and open new Shacks on a timely basis, increased costs or shortages or interruptions in the supply and delivery of the Company's products, increased labor costs or shortages, inflationary pressures, the Company's management of its digital capabilities and expansion into new channels including drive-thru, the Company's ability to maintain and grow sales at its existing Shacks, and risks relating to the restaurant industry generally. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2021 as filed with the Securities and Exchange Commission ("SEC"). All of the Company's SEC filings are available online at www.sec.gov, www.shakeshack.com or upon request from Shake Shack Inc. The forward- looking statements included in this presentation are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

D E F I N I T I O N S 19 The following definitions, and definitions on the subsequent pages, apply to terms as used in this shareholder letter: "Shack sales" is defined as the aggregate sales of food, beverages, gift card breakage income, and Shake Shack branded merchandise at domestic Company-operated Shacks and excludes sales from licensed Shacks. “System-wide sales” is an operating measure and consists of sales from the Company's domestic Company- operated Shacks, domestic licensed Shacks and international licensed Shacks. The Company does not recognize the sales from licensed Shacks as revenue. Of these amounts, revenue is limited to licensing revenue based on a percentage of sales from domestic and international licensed Shacks, as well as certain up-front fees, such as territory fees and opening fees. "Same-Shack sales" or “SSS” represents Shack sales for the comparable Shack base, which is defined as the number of domestic Company-operated Shacks open for 24 full fiscal months or longer. For consecutive days that Shacks were temporarily closed, the comparative period was also adjusted. "Average weekly sales" or “AWS” is calculated by dividing total Shack sales by the number of operating weeks for all Shacks in operation during the period. For Shacks that are not open for the entire period, fractional adjustments are made to the number of operating weeks open such that it corresponds to the period of associated sales. “Adjusted pro forma net income," a non-GAAP measure, represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring and other items that the Company does not believe directly reflect its core operations and may not be indicative of the Company’s recurring business operations. “EBITDA,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit), and Depreciation and amortization expense. “Adjusted EBITDA,” a non-GAAP measure, is defined as EBITDA (as defined above), excluding equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud- based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. “Adjusted EBITDA margin,” a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue.

D E F I N I T I O N S ( C O N T . ) 20 “Shack-level operating profit,” a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. "Shack-level operating profit margin," a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales.

DEVELOPMENT HIGHLIGHTS

	Thirteen Weeks Ended	
	September 28, 2022	September 29, 2021
Shacks in the comparable base	171	143
Shack counts (at end of period):		
System-wide total	402	350
Domestic Company-operated	232	205
Licensed total	170	145
Domestic Licensed	30	24
International Licensed	140	121

Development Highlights

During the third quarter of 2022, we opened two new domestic Company-operated Shacks, three new domestic licensed Shack and three new international licensed Shacks. There was one permanent international licensed Shack closure in the third quarter of 2022.

Location	Type	**Opening Date**
Chantilly, VA — Smithsonian - National Air & Space Museum	Domestic Licensed	7/3/2022
New York, NY — Meatpacking District	Domestic Company-operated	7/14/2022
Cranbury, NJ — Molly Pitcher Travel Plaza	Domestic Licensed	7/25/2022
Chengdu, China — Sino-Ocean Taikoo Li	International Licensed	7/31/2022
Atlanta, GA — Lenox Square	Domestic Company-operated	8/3/2022
Shanghai, China — Qibao Vanke	International Licensed	8/20/2022
Nashville, TN — Nashville International Airport	Domestic Licensed	8/28/2022
Seoul, South Korea — Jamsil	International Licensed	9/23/2022

21

B A L A N C E S H E E T S ( U N A U D I T E D ) 22 September 28, December 29, 2022 2021 ASSETS Current assets: Cash and cash equivalents 256,998$ 302,406$ Marketable securities 80,015 80,000 Accounts receivable, net 11,800 13,657 Inventories 3,996 3,850 Prepaid expenses and other current assets 14,246 9,763 Total current assets 367,055 409,676 Property and equipment, net of accumulated depreciation of $271,938 and $222,768 respectively 441,870 389,386 Operating lease assets 370,536 347,277 Deferred income taxes, net 306,976 298,668 Other assets 15,330 12,563 TOTAL ASSETS 1,501,767$ 1,457,570$ LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities: Accounts payable 17,210$ 19,947$ Accrued expenses 49,387 36,892 Accrued wages and related liabilities 17,758 14,638 Operating lease liabilities, current 40,690 35,519 Other current liabilities 19,497 14,501 Total current liabilities 144,542 121,497 Long-term debt 244,328 243,542 Long-term operating lease liabilities 429,165 400,113 Liabilities under tax receivable agreement, net of current portion 234,892 234,045 Other long-term liabilities 20,588 22,773 Total liabilities 1,073,515 1,021,970 Commitments and contingencies Stockholders' equity: Preferred stock, no par value—10,000,000 shares authorized; none issued and outstanding as of September 28, 2022 and December 29, 2021. - - Class A common stock, $0.001 par value—200,000,000 shares authorized; 39,279,699 and 39,142,397 shares issued and outstanding as of September 28, 2022 and December 29, 2021, respectively. 39 39 Class B common stock, $0.001 par value—35,000,000 shares authorized; 2,869,513 and 2,921,587 shares issued and outstanding as of September 28, 2022 and December 29, 2021, respectively. 3 3 Additional paid-in capital 413,274 405,940 Retained earnings (accumulated deficit) (9,820) 3,554 Accumulated other comprehensive income (loss) (1) 1 Total stockholders' equity attributable to Shake Shack, Inc. 403,495 409,537 Non-controlling interests 24,757 26,063 Total equity 428,252 435,600 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY 1,501,767$ 1,457,570$ (in thousands, except per share amounts)

INCOME STATEMENTS
(UNAUDITED)

(in thousands, except per share amounts)	Thirteen Weeks Ended September 28, 2022		Thirteen Weeks Ended September 29, 2021		Thirty-Nine Weeks Ended September 28, 2022		Thirty-Nine Weeks Ended September 29, 2021	
Shack sales	$ 219,501	96.4%	$ 186,972	96.4%	$ 639,346	96.6%	$ 519,110	96.7%
Licensing revenue	8,313	3.6%	6,923	3.6%	22,611	3.4%	17,527	3.3%
TOTAL REVENUE	$ 227,814	100.0%	$ 193,895	100.0%	$ 661,957	100.0%	$ 536,637	100.0%
Shack-level operating expenses[1]:								
Food and paper costs	67,774	30.9%	57,925	31.0%	193,645	30.3%	157,472	30.3%
Labor and related expenses	64,638	29.4%	58,208	31.1%	190,954	29.9%	157,221	30.3%
Other operating expenses	33,966	15.5%	26,613	14.2%	96,766	15.1%	74,032	14.3%
Occupancy and related expenses	17,337	7.9%	14,640	7.8%	50,270	7.9%	43,427	8.4%
General and administrative expenses	26,645	11.7%	20,504	10.6%	87,040	13.1%	60,435	11.3%
Depreciation and amortization expense	18,647	8.2%	15,183	7.8%	53,589	8.1%	43,381	8.1%
Pre-opening costs	3,041	1.3%	2,933	1.5%	8,576	1.3%	8,767	1.6%
Impairment and loss on disposal of assets	592	0.3%	535	0.3%	1,697	0.3%	1,262	0.2%
TOTAL EXPENSES	$ 232,640	102.1%	$ 196,541	101.4%	$ 682,537	103.1%	$ 545,997	101.7%
LOSS FROM OPERATIONS	(4,826)	(2.1)%	(2,646)	(1.4)%	(20,580)	(3.1)%	(9,360)	(1.7)%
Other income, net	1,482	0.7%	18	– %	1,731	0.3%	157	– %
Interest expense	(475)	(0.2)%	(350)	(0.2)%	(1,145)	(0.2)%	(1,224)	(0.2)%
LOSS BEFORE INCOME TAXES	$ (3,819)	(1.7)%	$ (2,978)	(1.5)%	$ (19,994)	(3.0)%	$ (10,427)	(1.9)%
Benefit from income taxes	(1,508)	(0.7)%	(576)	(0.3)%	(5,098)	(0.8)%	(10,665)	(2.0)%
NET INCOME (LOSS)	$ (2,311)	(1.0)%	$ (2,402)	(1.2)%	$ (14,896)	(2.3)%	$ 238	– %
Less: Net loss attributable to non-controlling interests	(287)	(0.1)%	(224)	(0.1)%	(1,522)	(0.2)%	(837)	(0.2)%
NET INCOME (LOSS) ATTRIBUTABLE TO SHAKE SHACK INC.	$ (2,024)	(0.9)%	$ (2,178)	(1.1)%	$ (13,374)	(2.0)%	$ 1,075	0.2%
Earnings (loss) per share of Class A common stock:								
Basic	$ (0.05)		$ (0.06)		$ (0.34)		$ 0.03	
Diluted	$ (0.05)		$ (0.06)		$ (0.34)		$ 0.01	
Weighted-average shares of Class A common stock outstanding:								
Basic	39,274		39,137		39,221		39,066	
Diluted	39,274		39,137		39,221		43,448	

(1) As a percentage of Shack sales.

23

C A S H F L O W S TAT E M E N T S ( U N A U D I T E D ) 24 September 28, September 29, (in thousands) 2022 2021 OPERATING ACTIVITIES Net income (loss) (including amounts attributable to non-controlling interests) (14,896)$ 238$ Adjustments to reconcile net income (loss) to net cash provided by operating activities Depreciation and amortization expense 53,589 43,381 Amortization of debt issuance costs 786 605 Amortization of cloud computing asset 1,080 935 Non-cash operating lease cost 43,159 37,213 Equity-based compensation 10,155 5,963 Deferred income taxes 12,215 9,708 Loss on sale of marketable securities — 5 Non-cash interest expense 181 348 Impairment and loss on disposal of assets 1,697 1,262 Unrealized loss on equity securities 400 117 Other non-cash income (2) (2) Changes in operating assets and liabilities: Accounts receivable 1,840 (1,847) Inventories (146) (637) Prepaid expenses and other current assets (4,767) 4,233 Other assets (5,966) (767) Accounts payable (2,069) (6,780) Accrued expenses (17,783) (18,682) Accrued wages and related liabilities 3,052 3,709 Other current liabilities 4,376 (2,202) Long-term operating lease liabilities (32,558) (31,886) Other long-term liabilities (10) (1,174) NET CASH PROVIDED BY OPERATING ACTIVITIES 54,333 43,740 INVESTING ACTIVITIES Purchases of property and equipment (94,797) (68,852) Purchases of marketable securities (415) (47,321) Sales of marketable securities — 4,004 NET CASH USED IN INVESTING ACTIVITIES (95,212) (112,169) FINANCING ACTIVITIES Proceeds from issuance of convertible notes, net of discount — 243,750 Deferred financing costs — (123) Payments on principal of financing leases (2,260) (1,982) Distributions paid to non-controlling interest holders (389) (878) Debt issuance costs — (968) Proceeds from stock option exercises 334 6,688 Employee withholding taxes related to net settled equity awards (2,214) (3,510) NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES (4,529) 242,977 NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS (45,408) 174,548 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD 302,406 146,873 CASH AND CASH EQUIVALENTS AT END OF PERIOD 256,998$ 321,421$ Thirty-Nine Weeks Ended

S H A C K - L E V E L O P E R AT I N G P R O F I T D E F I N I T I O N S 25 Shack-Level Operating Profit Shack-level operating profit, a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses. Shack-level Operating Profit Margin Shack-level operating profit margin, a non-GAAP measure, is defined as Shack sales less Shack-level operating expenses, including Food and paper costs, Labor and related expenses, Other operating expenses and Occupancy and related expenses as a percentage of Shack sales. How This Measure Is Useful When used in conjunction with GAAP financial measures, Shack-level operating profit and Shack-level operating profit margin are supplemental measures of operating performance that the Company believes are useful measures to evaluate the performance and profitability of its Shacks. Additionally, Shack-level operating profit and Shack-level operating profit margin are key metrics used internally by management to develop internal budgets and forecasts, as well as assess the performance of its Shacks relative to budget and against prior periods. It is also used to evaluate employee compensation as it serves as a metric in certain performance- based employee bonus arrangements. The Company believes presentation of Shack-level operating profit and Shack-level operating profit margin provides investors with a supplemental view of its operating performance that can provide meaningful insights to the underlying operating performance of the Shacks, as these measures depict the operating results that are directly impacted by the Shacks and exclude items that may not be indicative of, or are unrelated to, the ongoing operations of the Shacks. It may also assist investors to evaluate the Company's performance relative to peers of various sizes and maturities and provides greater transparency with respect to how management evaluates the business, as well as the financial and operational decision- making. Limitations of the Usefulness of this Measure Shack-level operating profit and Shack-level operating profit margin may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of Shack-level operating profit and Shack-level operating profit margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Shack-level operating profit excludes certain costs, such as General and administrative expenses and Pre-opening costs, which are considered normal, recurring cash operating expenses and are essential to support the operation and development of the Company's Shacks. Therefore, this measure may not provide a complete understanding of the Company's operating results as a whole and Shack-level operating profit and Shack-level operating profit margin should be reviewed in conjunction with the Company’s GAAP financial results. A reconciliation of Shack- level operating profit to operating income (loss), the most directly comparable GAAP financial measure, is set forth on next slide.

SHACK-LEVEL OPERATING PROFIT

(dollar amounts in thousands)	Thirteen Weeks Ended September 28, 2022	Thirteen Weeks Ended September 29, 2021	Thirty-Nine Weeks Ended September 28, 2022	Thirty-Nine Weeks Ended September 29, 2021
Loss from operations	$ (4,826)	$ (2,646)	$ (20,580)	$ (9,360)
Less:				
Licensing revenue	8,313	6,923	22,611	17,527
Add:				
General and administrative expenses	26,645	20,504	87,040	60,435
Depreciation and amortization expense	18,647	15,183	53,589	43,381
Pre-opening costs	3,041	2,933	8,576	8,767
Impairment and loss on disposal of assets	592	535	1,697	1,262
Shack-level operating profit	$ 35,786	$ 29,586	$ 107,711	$ 86,958
Total revenue	227,814	193,895	661,957	536,637
Less: Licensing revenue	8,313	6,923	22,611	17,527
Shack sales	$ 219,501	$ 186,972	$ 639,346	$ 519,110
Shack-level operating profit margin[1,2]	16.3%	15.8%	16.8%	16.8%

(1) As a percentage of Shack sales.

(2) For the thirty-nine weeks ended September 28, 2022, Shack-level operating profit margin includes the $1,281 cumulative catch-up adjustment for gift card breakage income, recognized in Shack sales.

26

EBITDA and Adjusted EBITDA EBITDA, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense. Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA (as defined above) excluding equity-based compensation expense, deferred lease cost, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations. Adjusted EBITDA Margin Adjusted EBITDA margin, a non-GAAP measure, is defined as Net income (loss) before interest expense (net of interest income), Income tax expense (benefit) and Depreciation and amortization expense, which also excludes equity-based compensation expense, deferred lease costs, Impairment and loss on disposal of assets, amortization of cloud-based software implementation costs, as well as certain non-recurring items that the Company does not believe directly reflect its core operations and may not be indicative of the Company's recurring business operations, as a percentage of Total revenue. How These Measures Are Useful When used in conjunction with GAAP financial measures, EBITDA and adjusted EBITDA are supplemental measures of operating performance that the Company believes are useful measures to facilitate comparisons to historical performance and competitors' operating results. Adjusted EBITDA is a key metric used internally by management to develop internal budgets and forecasts and also serves as a metric in its performance-based equity incentive programs and certain bonus arrangements. The Company believes presentation of EBITDA and adjusted EBITDA provides investors with a supplemental view of the Company's operating performance that facilitates analysis and comparisons of its ongoing business operations because they exclude items that may not be indicative of the Company's ongoing operating performance. Limitations of the Usefulness of These Measures EBITDA and adjusted EBITDA may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of EBITDA and adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. A reconciliation of EBITDA and adjusted EBITDA to Net income (loss), the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D E B I T D A D E F I N I T I O N S 27

ADJUSTED EBITDA

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended	
(dollar amounts in thousands)	September 28, 2022	September 29, 2021	September 28, 2022	September 29, 2021
Net income (loss)	$ (2,311)	$ (2,402)	$ (14,896)	$ 238
Depreciation and amortization expense	18,647	15,183	53,589	43,381
Interest expense, net	475	350	1,145	1,224
Benefit from income taxes	(1,508)	(576)	(5,098)	(10,665)
EBITDA	15,303	12,555	34,740	34,178
Equity-based compensation	3,515	2,324	10,155	5,963
Amortization of cloud-based software implementation costs	397	308	1,080	935
Deferred lease costs[1]	(258)	108	(1,908)	237
Impairment and loss on disposal of assets	592	535	1,697	1,262
Legal matters	-	-	6,750	619
Gift card breakage cumulative catch-up adjustment	-	-	(1,281)	-
Debt offering related costs[2]	-	-	-	236
Executive transition costs	-	-	-	179
Adjusted EBITDA	$ 19,549	$ 15,830	$ 51,233	$ 43,609
Adjusted EBITDA margin[3]	8.6%	8.2%	7.7%	8.1%

(1) Reflects the extent to which lease expense is greater than or less than contractual fixed base rent.

(2) Costs incurred in connection with the Company's Convertible Notes, issued in March 2021, including consulting and advisory fees.

(3) Calculated as a percentage of Total revenue, which was $227.8 million and $662.0 million for the thirteen and thirty-nine weeks ended September 28, 2022, respectively, and $193.9 million and $536.6 million for the thirteen and thirty-nine weeks ended September 29, 2021, respectively.

28

Adjusted Pro Forma Net Income (Loss) and Adjusted Pro Forma Earnings (Loss) Per Fully Exchanged and Diluted Share Adjusted pro forma net income (loss) represents Net income (loss) attributable to Shake Shack Inc. assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of recurring business operations. Adjusted pro forma earnings (loss) per fully exchanged and diluted share is calculated by dividing adjusted pro forma net income (loss) by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding LLC Interests, after giving effect to the dilutive effect of outstanding equity-based awards. How These Measures Are Useful When used in conjunction with GAAP financial measures, adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in Net income (loss) attributable to Shake Shack Inc. driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of These Measures Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should not be considered alternatives to Net income (loss) and earnings (loss) per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the Net income (loss) attributable to Shake Shack Inc. Adjusted pro forma net income (loss) and adjusted pro forma earnings (loss) per fully exchanged and diluted share should be evaluated in conjunction with GAAP financial results. A DJ U S T E D P R O F O R M A N E T I N C O M E ( L O S S ) A N D I N C O M E ( L O S S ) P E R S H A R E D E F I N I T I O N S 29

ADJUSTED PRO FORMA NET INCOME (LOSS) AND INCOME (LOSS) PER SHARE

(in thousands, except per share amounts)	Thirteen Weeks Ended September 28, 2022	Thirteen Weeks Ended September 29, 2021	Thirty-Nine Weeks Ended September 28, 2022	Thirty-Nine Weeks Ended September 29, 2021
Numerator:				
Net income (loss) attributable to Shake Shack Inc.	$ (2,024)	$ (2,178)	$ (13,374)	$ 1,075
Adjustments:				
Reallocation of Net loss attributable to non-controlling interests from the assumed exchange of LLC Interests[1]	(287)	(224)	(1,522)	(837)
Legal matters	-	-	6,750	619
Gift card breakage cumulative catch-up adjustment	-	-	(1,281)	-
Debt offering related costs[2]	-	-	-	236
Executive transition costs	-	-	-	179
Revolving Credit Facility amendments related costs[3]	-	-	-	323
Impact to income tax expense (benefit)[4]	(11)	392	(922)	528
Adjusted pro forma net income (loss)	$ (2,322)	$ (2,010)	$ (10,349)	$ 2,123
Denominator:				
Weighted-average shares of Class A common stock outstanding—diluted	39,274	39,137	39,221	43,448
Adjustments:				
Assumed exchange of LLC Interests for shares of Class A common stock[1]	2,871	2,922	2,899	-
Adjusted pro forma fully exchanged weighted-average shares of Class A common stock outstanding—diluted	42,145	42,059	42,120	43,448
Adjusted proforma earnings (loss) per fully exchanged share—diluted	$ (0.06)	$ (0.05)	$ (0.25)	$ 0.05

	Thirteen Weeks Ended September 28, 2022	Thirteen Weeks Ended September 29, 2021	Thirty-Nine Weeks Ended September 28, 2022	Thirty-Nine Weeks Ended September 29, 2021
Earnings (loss) per share of Class A common stock—diluted	$ (0.05)	$ (0.06)	$ (0.34)	$ 0.01
Assumed exchange of LLC Interests for shares of Class A common stock[1]	-	-	(0.01)	-
Non-GAAP adjustments[5]	(0.01)	0.01	0.10	0.04
Adjusted pro forma earnings (loss) per fully exchanged share—diluted	$ (0.06)	$ (0.05)	$ (0.25)	$ 0.05

(1) Assumes the exchange of all outstanding LLC Interests for shares of Class A common stock, resulting in the elimination of the non-controlling interest and recognition of the net income (loss) attributable to non-controlling interests.

(2) Costs incurred in connection with the Company's Convertible Notes, issued in March 2021, including consulting and advisory fees.

(3) Expense incurred in connection with the Company's amendments on the Revolving Credit Facility, including the write-off of previously capitalized costs on the Revolving Credit Facility.

(4) Represents the tax effect of the aforementioned adjustments and pro forma adjustments to reflect corporate income taxes at assumed effective tax rates of 39.2% and 28.8% for the thirteen and thirty-nine weeks ended September 28, 2022, respectively, and 32.5% and 123.4% for the thirteen and thirty-nine weeks ended September 29, 2021, respectively. Amounts include provisions for U.S. federal income taxes, certain LLC entity-level taxes and foreign withholding taxes, assuming the highest statutory rates apportioned to each applicable state, local and foreign jurisdiction.

(5) Represents the per share impact of non-GAAP adjustments for each period. Refer to the reconciliation of Adjusted Pro Forma Net Income (Loss) above, for additional information.

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Adjusted Pro Forma Effective Tax Rate Adjusted pro forma effective tax rate represents the effective tax rate assuming the full exchange of all outstanding SSE Holdings, LLC membership interests ("LLC Interests") for shares of Class A common stock, adjusted for certain non-recurring items that the Company does not believe are directly related to its core operations and may not be indicative of its recurring business operations. How This Measure Is Useful When used in conjunction with GAAP financial measures, adjusted pro forma effective tax rate is a supplemental measure of operating performance that the Company believes is useful to evaluate its performance period over period and relative to its competitors. By assuming the full exchange of all outstanding LLC Interests, the Company believes this measure facilitates comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in effective tax rate driven by increases in its ownership of SSE Holdings, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance. Limitations of the Usefulness of this Measure Adjusted pro forma effective tax rate may differ from similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma effective tax rate should not be considered an alternative to effective tax rate, as determined under GAAP. While this measure is useful in evaluating the Company's performance, it does not account for the effective tax rate attributable to the non-controlling interest holders and therefore does not provide a complete understanding of effective tax rate. Adjusted pro forma effective tax rate should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma effective tax rate, the most directly comparable GAAP measure, is set forth on next slide. A DJ U S T E D P R O F O R M A E F F E C T I V E TA X R AT E D E F I N I T I O N S 31

2022 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

	Thirteen Weeks Ended September 28, 2022			Thirty-Nine Weeks Ended September 28, 2022		
(dollar amounts in thousands)	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Income Tax Expense (Benefit)	Income Before Income Taxes	Effective Tax Rate
As reported	$ (1,508)	$ (3,819)	39.5%	$ (5,098)	$ (19,994)	25.5%
Non-GAAP adjustments (before tax):						
Debt offering related costs	-	-		-	-	
Revolving Credit Facility amendment-related costs	-	-		-	-	
Legal settlement	-	-		-	6,750	
Gift Card Adjustment	-	-		-	(1,281)	
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	11			922	-	
Adjusted pro forma	$ (1,497)	$ (3,819)	39.2%	$ (4,176)	$ (14,525)	28.8%
Less:						
Net tax impact from stock-based compensation	(30)			(453)	-	
Adjusted pro forma (excluding windfall tax benefits)	$ (1,527)	$ (3,819)	40.0%	$ (4,629)	$ (14,525)	31.9%

2021 ADJUSTED PRO FORMA EFFECTIVE TAX RATE

	Thirteen Weeks Ended September 29, 2021			Thirty-Nine Weeks Ended September 29, 2021		
(dollar amounts in thousands)	Income Tax Expense (Benefit)	Income (Loss) Before Income Taxes	Effective Tax Rate	Income Tax Expense	Income Before Income Taxes	Effective Tax Rate
As reported	$ (576)	$ (2,978)	19.3%	$ (10,665)	$ (10,427)	102.3%
Non-GAAP adjustments (before tax):						
Debt offering related costs	-	-		-	236	
Revolving Credit Facility amendment-related costs	-	-		-	323	
Legal settlement	-	-		-	619	
Executive transition costs	-	-		-	179	
Tax effect of non-GAAP adjustments and assumed exchange of outstanding LLC Interests	(392)	-		(528)	-	
Adjusted pro forma	$ (968)	$ (2,978)	32.5%	$ (11,193)	$ (9,070)	123.4%
Less:						
Windfall tax benefits from stock-based compensation	54			8,526		
Adjusted pro forma (excluding windfall tax benefits)	$ (914)	$ (2,978)	30.7%	$ (2,667)	$ (9,070)	29.4%

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INVESTOR CONTACT Melissa Calandruccio, ICR Michelle Michalski, ICR (844) Shack-04 (844-742-2504) investor@shakeshack.com MEDIA CONTACT Kristyn Clark, Shake Shack kclark@shakeshack.com CONTACT INFORMATION